      As filed with the Securities and Exchange Commission on June 6, 2001

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             FOREST OIL CORPORATION
             (Exact name of registrant as specified in its charter)

            NEW YORK                                      25-0484900
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                  1600 Broadway
                                   Suite 2200
                             Denver, Colorado 80202
                                 (303) 812-1400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                FOREST OIL CORPORATION 2001 STOCK INCENTIVE PLAN

                            (full title of the plan)

                              Newton W. Wilson, III
                       Senior Vice President-Legal Affairs
                             and Corporate Secretary
                                 1600 Broadway,
                                   Suite 2200
                             Denver, Colorado 80202
                                 (303) 812-1400
                     (Name, address, including zip code, and
                                telephone number,
                   including area code, of agent for service)

                                    COPY TO:

                                  Alan P. Baden
                             Vinson & Elkins L.L.P.
                                666 Fifth Avenue
                                   26th Floor
                            New York, New York 10103
                                 (917) 206-8000
                              (917) 206-8100 (fax)

                         CALCULATION OF REGISTRATION FEE

Title of Securities To Be       Amount To Be           Proposed Maximum            Proposed Maximum              Amount of
       Registered                Registered        Offering Price Per Share     Aggregate Offering Price     Registration Fee
-------------------------     ----------------     ------------------------     ------------------------     ----------------
Common Stock, par value       1,800,000 shares             $33.58(1)                  $60,444,525(2)              $15,111
$0.10 per share

(1) Calculated by dividing the proposed maximum aggregate offering price by the amount to be registered.

(2) The price is estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and is the sum of (i) the product resulting from multiplying 65,000 the number of shares registered by this Registration Statement to which options have been granted (but not exercised) under the Forest Oil Corporation 2001 Stock Incentive Plan, by $32.12 the average exercise price of such options and (ii) the product resulting from multiplying 1,735,000 shares, the number of shares registered by this Registration Statement as to which options may be granted under the Forest Oil Corporation 2001 Stock Incentive Plan, by $33.635, the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 31, 2001.

                                EXPLANATORY NOTE

     Pursuant to the instructions to Part I of Form S-8, the prospectus to be used for Forest's issuance of the shares subject to the Forest Oil Corporation 2001 Stock Incentive Plan is omitted from this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     This document incorporates by reference the documents listed below that Forest has previously filed with the Securities and Exchange Commission. They contain important information about our company and its financial condition. Some of these filings have been amended by later filings, which are also listed.

       FOREST COMMISSION FILINGS
           (FILE NO. 1-13515)                         DESCRIPTION OR PERIOD
---------------------------------------   -------------------------------------------------
Current Report on Form 8-K                Summary financial information for the month ended
                                            January 31, 2001, dated March 15, 2001

Proxy Statement on Schedule 14A           For Forest's 2001 annual meeting of shareholders
                                            held May 9, 2001

Quarterly Report on Form 10-Q             Quarterly Period Ended March 31, 2001

Annual Report on Form 10-K, as amended    Year Ended December 31, 2000

Registration Statement on Form 8-A        Description of Forest preferred share purchase
                                            rights and common stock

     All documents filed by Forest pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

     The common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934. Therefore, the description of the securities is omitted.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the common stock offered hereby has been passed on for Forest by Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, special counsel to Forest.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Forest is incorporated in the State of New York. Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL") permit New York corporations, acting through their boards of directors, to extend broad protection to their directors, officers and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be "wholly" successful and (5) provide for the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the amended BCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

     Article IX of the By-laws of Forest contains very broad indemnification provisions which permit Forest to avail itself of the amended BCL to extend broad protection to its directors, officers and employees by way of indemnity and advancement of expenses. It sets out the standard under which Forest will indemnify directors and officers and provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. It also establishes the manner of handling indemnification when a lawsuit is settled. It is not intended that this By-law is an exclusive method of indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 as indicated in parentheses:

EXHIBIT
  NO.                        EXHIBIT
-------                      -------
   4.1  -  Forest Oil Corporation 2001 Stock Incentive Plan
   4.2  -  Form of Employee Stock Option Agreement
   4.3  -  Form of Non-Employee Director Stock Option Agreement
   5.1  -  Opinion of Vinson & Elkins L.L.P.
  23.1  -  Consent of KPMG LLP
  23.2  -  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
  24.1  -  Powers of Attorney (included on the original signature pages hereof)

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 6, 2001.


                                       FOREST OIL CORPORATION

                                       By: /s/ Robert S. Boswell
                                          -------------------------------------
                                          Robert S. Boswell
                                          Chairman and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Newton W. Wilson, III and Joan C. Sonnen and each of them, any one of whom may act without the joinder of the others, as his true and lawful attorney-in-fact to sign on his behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this registration statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities and on the date indicated.


       SIGNATURE                     TITLE                            DATE
       ---------                     -----                            ----


 /s/ Robert S. Boswell     Chairman and Chief Executive            June 6, 2001
------------------------     Officer (Principal Executive
   Robert S. Boswell         Officer)



   /s/ David H. Keyte      Executive Vice President and            June 6, 2001
------------------------     Chief Financial Officer
     David H. Keyte          (Principal Financial Officer)



   /s/ Joan C. Sonnen      Vice President - Controller,            June 6, 2001
------------------------      Chief Accounting Officer
     Joan C. Sonnen           and Assistant Secretary
                              (Principal Accounting Officer)


 /s/ Philip F. Anschutz    Director                                June 6, 2001
------------------------
   Philip F. Anschutz


                           Director                                June 6, 2001
------------------------
   William L. Britton


/s/ Cortlandt S. Dietler   Director                                June 6, 2001
------------------------
  Cortlandt S. Dietler

   /s/ Dod A. Fraser       Director                                June 6, 2001
------------------------
     Dod A. Fraser


  /s/ Cannon Y. Harvey     Director                                June 6, 2001
------------------------
    Cannon Y. Harvey


 /s/ Forrest E. Hoglund    Director                                June 6, 2001
------------------------
   Forrest E. Hoglund


 /s/ Stephen A. Kaplan     Director                                June 6, 2001
------------------------
   Stephen A. Kaplan


    /s/ James H. Lee       Director                                June 6, 2001
------------------------
      James H. Lee


  /s/ Craig D. Slater      Director                                June 6, 2001
------------------------
    Craig D. Slater


  /s/ Michael B. Yanney    Director                                June 6, 2001
------------------------
   Michael B. Yanney


                                       2